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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 20, 2005

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California State of Incorporation	001-12531 Commission File Number	77-0338561 IRS Employer Identification No.
5906 McIntyre Street, Golden, Colorado 80403 Address of principal executive offices

303-279-7900
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

  (a)
  None

  (b)
  None

  (c)
  None

  (d)
  Appointment of Directors

        Richard H. Hagman.    On July 20, 2005, Richard Hagman accepted appointment as a member of our board of directors and as a member of our audit committee. There is no arrangement or understanding pursuant to which Dr. Hagman was elected to our board of directors or appointed to our audit committee, although he was also granted options to purchase 20,000 shares of our common stock pursuant to our directors' stock option plan that has been approved by our shareholders. The options are exercisable through July 19, 2010 at a price of $3.13 per share. Dr. Hagman is an independent director who, for more than the past three years, has not engaged in transactions with us. From 2001 to the present time, and from 1994 through 1998, Dr. Hagman has been the owner of R.H. Hagman & Company, a company that provides management consulting, CEO and senior management coaching, investment banking (M&A), turnarounds, negotiations and mediation, and capital sourcing services to businesses in a wide variety of industries.

        Dr. Hagman has more than 20 years of corporate management and top-tier executive experience in several Fortune 500 companies. He was Chairman and CEO of WENR Corp. (formerly Western Energy Inc.), and served as Vice President and Corporate Officer of Cyprus Amax Minerals Co. Dr. Hagman also held senior investment and government affairs positions for such companies as Amoco Corp. A respected authority in many aspects of business and liberal arts, he has also served as Administrative Director of Graduate Studies and Lecturer at the University of Chicago; Assistant Dean for Undergraduate Curriculum at Northwestern University, and as Rapporteur for the Fellows' Meetings at the Adlai Stevenson Institute of International Affairs.

        As a management and business consultant, Dr. Hagman has also provided key management services, including negotiations and mediations, acquisitions deals and other aspects of corporate governance. His particular management interests include operations improvement, capital sourcing, strategic planning, and mergers and acquisitions.

        Dr. Hagman has received masters and doctorate degrees from The University of Chicago, and completed his post-doctoral studies at The University of Chicago working specifically in management theory, organizational theory, and labor relations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of July 2005.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES